PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:                1916



                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                            Callable Fixed Rate Notes


Principal Amount:                 $25,000,000

CUSIP Number:                     59018S 4Q4

Interest Rate:                    7.55000%

Original Issue Date:              March 20, 2000

Stated Maturity Date:             March 20, 2007

Interest Payment Dates:           20th day of each  month  commencing  April 20,
                                  2000,   through  and   including   the  Stated
                                  Maturity   Date,   subject  to  the  following
                                  business day convention.

Repayment at the Option
of the Holder:                    The Notes cannot be repaid prior to the Stated
                                  Maturity Date.

Redemption at the Option
of the Company:                   The Notes may be redeemed  prior to the Stated
                                  Maturity Date, See "Other Provisions"

Initial Redemption Date:          March 20, 2001

Other Provisions:                 The Notes are  subject  to  redemption  at the
                                  option of ML&Co., in whole, semi-annually on each March 20 and September 20 commencing
                                  March 20, 2001, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                          The Chase Manhattan Bank

Dated:                            March 6, 2000